As filed with the Securities and Exchange Commission on January 11, 2023

Registration Statement No. 333–262279

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARDES BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	85-2696306
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2173 Salk Avenue,

Suite 250

PMB#052

Carlsbad, CA 92008

(415) 649-8758

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas G. Wiggans

Chief Executive Officer and Chair of the Board of Directors

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, CA 92008

(415) 649-8758

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas N. Cogen

Ran D. Ben-Tzur

Jennifer J. Hitchcock

Fenwick & West LLP

555 California Street

San Francisco, CA 94104

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information included in this filing amends the previously filed registration statement on Form S-1 and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the registration statement on January 21, 2022.

EXPLANATORY NOTE

On January 21, 2022, Pardes Biosciences, Inc. (“Pardes”) filed a registration statement on Form S-1 (File No. 333–262279) with the Securities and Exchange Commission (the “SEC”), as amended on January 28, 2022, which was declared effective on February 1, 2022 (the “Prior Registration Statement”). On March 30, 2022, Pardes filed a Post-Effective Amendment No. 1 to the Prior Registration Statement, which was declared effective on March 31, 2022 (the “Amended Prior Registration Statement”). The Amended Prior Registration Statement registered the resale of up to an aggregate of 39,688,152 shares of common stock, including up to an aggregate of (i) 7,430,733 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the Closing (as defined below), (ii) 5,633,750 shares of our common stock consisting of Founder Shares (as defined below) and Private Placement Shares (as defined below) that were issued to Sponsor (as defined below) in private placements prior to the Closing and held by Sponsor and certain former directors of Pardes, and (iii) 26,623,669 shares of our common stock issued in the Business Combination (as defined below) to certain Pardes Equityholders (as defined below).

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Post-Effective Amendment No. 2”) does not register any additional securities and relates solely to securities registered previously. This Post-Effective Amendment No. 2 is being filed to (i) convert the Amended Prior Registration Statement into a registration statement on Form S-3 and (ii) update certain information regarding the securities being offered pursuant to the prospectus contained herein. All filing fees payable in connection with the registration of the securities were previously paid in connection with the original filing of the Prior Registration Statement.

Information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2023

PRELIMINARY PROSPECTUS

Up to 37,170,838 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their pledgees, donees, assignees and successors-in-interest (“permitted transferees”), of up to an aggregate of 37,170,838 shares of our common stock consisting of (i) up to 5,500,000 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the Closing (as defined below), (ii) up to 5,633,750 shares of our common stock consisting of Founder Shares (as defined below) and Private Placement Shares (as defined below) that were issued to Sponsor in private placements prior to the Closing and that are held by Sponsor and certain former directors of Pardes Biosciences, Inc. (“Pardes”), and (iii) up to 26,037,088 shares of our common stock issued in the Business Combination (as defined below) to certain Pardes Equityholders (as defined below). This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell all or a portion of the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Market under the symbol “PRDS.” On January 10, 2023, the closing price of our common stock was $2.03 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, offer and sell or otherwise dispose of the securities described in this prospectus through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. We will not receive any proceeds from the sale or other disposition by such Selling Securityholders of the securities offered by them described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read this prospectus, any applicable prospectus supplement or post-effective amendment to the registration statement and any related free writing prospectus together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Pardes, the Pardes logo, and other registered or common law trade names, trademarks, or service marks of Pardes appearing in this prospectus are the property of Pardes. This prospectus also contains or incorporates by reference documents that contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

INTRODUCTORY NOTE AND FREQUENTLY USED TERMS

On December 23, 2021 (the “Closing Date”), FS Development Corp. II, a Delaware corporation (“FSDC II”), consummated the Business Combination pursuant to the terms of the Agreement and Plan of Merger, dated as of June 29, 2021 (as amended on November 7, 2021, the “Merger Agreement”), by and among Pardes Biosciences, Inc., a Delaware corporation (“Old Pardes”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the Old Pardes securityholders (the “Stockholders’ Representative”), FSDC II and Orchard Merger Sub Inc., a Delaware corporation (“Merger Sub”).

On the day prior to the Closing Date, Old Pardes changed its name to “Pardes Biosciences Sub, Inc.” Pursuant to the Merger Agreement, on the Closing Date, (i) FSDC II changed its name to “Pardes Biosciences, Inc.” (together with its consolidated subsidiaries, the “Company”), and (ii) Old Pardes merged with and into Merger Sub (the “Merger”), with Old Pardes as the surviving company in the Merger and, after giving effect to such Merger, Old Pardes becoming a wholly-owned subsidiary of Pardes Biosciences, Inc. (f/k/a FS Development Corp. II).

In addition, in this document, unless otherwise stated or the context otherwise requires, references to:

“Board” means the board of directors of Pardes.

“Business Combination” means the business combination pursuant to the Merger Agreement.

“Bylaws” means the Amended and Restated Bylaws of Pardes, as amended and/or restated from time to time.

“Charter” or “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Pardes, as amended and/or restated from time to time.

“Closing” means the closing of the Business Combination.

“Closing Date” means December 23, 2021.

“Closing Payment Shares” means 32,500,000 shares of FSDC II Class A Common Stock, which were reclassified as Common Stock under the Certificate of Incorporation.

“Common Stock” means the common stock, par value $0.0001 per share, of Pardes following the Closing.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FDA” means the United States Food and Drug Administration.

“Founder Shares” means the 5,031,250 shares of FSDC II Class B Common Stock held by Sponsor, FSDC II’s directors and affiliates of FSDC II’s management team since August 26, 2020, which were exchanged for FSDC II Class A Common Stock in the Business Combination and reclassified as Common Stock under the Certificate of Incorporation.

“FSDC II” means FS Development Corp. II, our predecessor.

“FSDC II Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of FSDC II.

“FSDC II Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of FSDC II.

“FSDC II Investors” means FS Development Holdings II, LLC, Daniel Dubin, Owens Hughes and Deepa Pakianathan.

“FSDC II IPO” means FSDC II’s initial public offering.

“Major Pardes Investors” means Foresite Capital Opportunity Fund V, L.P., Foresite Capital Fund V, L.P., Khosla Ventures Seed D, LP, Khosla Ventures VII, LP, GMF Pardes, LLC, Uri A. Lopatin, M.D., Lopatin Descendants’ Trust, Lee D. Arnold, Ph.D., Brian P. Kearney PharmD, Heidi Henson, Elizabeth H. Lacy, Mark Auerbach, and Michael D. Varney, Ph.D. and their permitted transferees.

“Merger” means the merger of Old Pardes with and into Merger Sub pursuant to the Merger Agreement, with Old Pardes as the surviving entity.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 29, 2021 (as amended on November 7, 2021) by and among FSDC II, Merger Sub, Old Pardes and the Shareholders Representative.

“Merger Sub” means Orchard Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of FSDC II prior to the Closing.

“Old Pardes” means Pardes Biosciences, Inc. prior to the Closing.

“Pardes Equityholders” means the holders of equity interests in Old Pardes as of the time immediately before the Business Combination.

“PIPE Investors” means those certain investors that participated in the PIPE Investment.

“PIPE Investment” means the sale of 7,500,000 newly issued shares of Common Stock in a private placement concurrent with the Business Combination for an aggregate purchase price of $75.0 million.

“Private Placement Shares” means the 602,500 shares of FSDC II Class A Common Stock originally purchased by Sponsor in a private placement simultaneously with the closing of FSDC II IPO.

“Registration Rights Agreement” means the Registration Rights Agreement, dated December 23, 2021, by and among FSDC II, Old Pardes, the FSDC II Investors and the Major Pardes Investors.

“SEC” means the Securities and Exchange Commission or any successor organization.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shareholders Representative” means Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the Pardes Equityholders.

“Sponsor” means FS Development Holdings II, LLC.

“Voting Agreement” means the Voting Agreement, dated December 23, 2021, by and among Sponsor, Pardes and each of the parties listed on the signature pages thereto.

“We,” “us,” “our” or “Pardes” mean Pardes Biosciences, Inc. and its consolidated subsidiaries after the Closing.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the success, cost and timing of our product development activities and clinical trials, the potential attributes and benefits of our product candidates, our ability to obtain and maintain regulatory approval for our product candidates and our ability to obtain funding for our operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements relating to Pardes in this prospectus include, but are not limited to, statements about:

a.

the impact of the COVID-19 pandemic on our operations, financial results and liquidity and capital resources, including due to the pandemic’s impact on our research and development activities, clinical trials and employees;

b.	the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates, including PBI-0451, our lead product candidate, and other positive results;

c.	the timing, progress and results of clinical trials for PBI-0451 and completion of studies or trials and related preparatory work;

d.	the period during which the results of the clinical trials will become available;

e.	the initiation, timing, progress, results and costs of our research and development programs and our current and future preclinical studies, nonclinical studies and clinical trials;

f.	our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;

g.	the timing, scope and likelihood of regulatory filings;

h.

our ability to obtain emergency use authorization or marketing approval of PBI-0451 and any future product candidates on expected timelines and to meet existing or future regulatory standards or comply with post-authorization or post-approval requirements;

i.	our expectations regarding the potential market size, government stockpiling and the size of the patient populations for our product candidates, if approved for commercial use;

j.	the performance of third parties in connection with the development of our product candidates, including third-party suppliers and manufacturers;

k.	our intellectual property position and expectations regarding our ability to obtain and maintain intellectual property protection;

l.	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

m.	our expected future growth;

n.	our estimates regarding expenses, future financial performance and capital requirements;

o.	the impact of government laws and regulations in the United States and foreign countries;

p.	our competitive position and expectations regarding developments and projections relating to our competitors and any competing therapies that are or become available;

q.	developments and expectations regarding our industry; and

r.	other risks and uncertainties indicated in this prospectus, including those detailed under “Risk Factors.”

The forward-looking statements in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. We cannot assure you that the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth under the heading “Risk Factors” and in the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus. See the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Overview

We are a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel oral anti-viral therapeutics to improve the lives of patients suffering from life-threatening disease, starting with our lead product candidate, PBI-0451, which is in clinical development and intended to treat and prevent COVID-19 in adult and pediatric patients. COVID-19 is caused by infection with the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and has emerged as the most significant pandemic threat to the world in many decades. We have built a discovery platform designed to target reactive nucleophiles, such as those in cysteine proteases. By leveraging our understanding of structure-based drug design, reversible covalent chemistry and viral biology, we have discovered and are developing novel product candidates with low nanomolar potency against SARS-CoV-2 and broad activity against all known pathogenic human coronaviruses. Our lead product candidate, PBI-0451, inhibits the main coronaviral cysteine protease (Mpro), a viral protein essential for replication of all known coronaviruses, including SARS-CoV-2. In preclinical studies, PBI-0451 has demonstrated activity against all coronaviral proteases tested to date, as well as inhibition of replication of multiple coronaviruses, including SARS-CoV-2 clinical variants of concern, including those in the Omicron-lineage. In preclinical studies, PBI-0451 demonstrated the potential for oral bioavailability across multiple preclinical species. More recently, it has demonstrated oral bioavailability in healthy volunteers in our Phase 1 clinical trials. We believe the anti-viral potency seen against SARS-CoV-2 in preclinical in vitro studies and demonstrated oral bioavailability in humans supports PBI-0451’s potential to be an oral direct acting antiviral (DAA) for use against COVID-19. We plan to develop PBI-0451 for both oral treatment and prophylaxis of COVID-19 in adult and pediatric patients. Given the highly conserved nature of the Mpro target, which is shared among all known coronaviruses, we believe PBI-0451 will likely continue to retain its potency and activity against current and most emerging SARS-CoV-2 variants of concern.

Following productive discussions with the FDA, we commenced a Phase 2 clinical trial in September 2022 (NCT 05543707) evaluating PBI-0451 for the treatment of COVID-19. Data from the Phase 2 clinical trial is expected in the first quarter of 2023. During the pendency of our Phase 2 clinical trial, we will continue to engage in discussions with the FDA and other global regulatory authorities regarding our clinical development program for PBI-0451, including clinical design, patient populations, endpoints (primary and secondary), comparator, and other key study design elements for our potential Phase 3 clinical trials. Subject to Phase 2 clinical trial results and continued discussions with the FDA and global regulatory authorities, we are currently planning to initiate our Phase 3 program in the first half of 2023.

Since inception in 2020, we have devoted substantially all our efforts and financial resources to organizing and staffing our company, business planning, raising capital, discovering product candidates, preparing and filing related patent applications and conducting research and development activities for our product candidates. We have not yet successfully completed any Phase 2 clinical trials evaluating the efficacy of any of our product candidates, including PBI-0451, nor have we obtained any regulatory approvals, manufactured a commercial-scale drug, or conducted sales and marketing activities. We do not have any products approved for sale and we have not generated any revenue from product sales.

Corporate Information

We were initially a blank check or special purpose acquisition company called FS Development Corp. II, incorporated in Delaware on August 21, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. On the Closing Date, FSDC II, Old Pardes and Merger Sub consummated the Business Combination pursuant to the terms of the Merger Agreement.

On the day prior to the Closing Date, Old Pardes changed its name to “Pardes Biosciences Sub, Inc.” Pursuant to the Merger Agreement, on the Closing Date, (i) FSDC II changed its name to “Pardes Biosciences, Inc” and (ii) Old Pardes and Merger Sub consummated the Merger, with Old Pardes as the surviving company in the Merger and, after giving effect to such Merger, Old Pardes becoming a wholly-owned subsidiary of Pardes Biosciences, Inc. (f/k/a FS Development Corp. II). Old Pardes was merged with and into Pardes on January 31, 2022.

Our corporate mailing address for our principal executive office is 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008, and our telephone number is 415-649-8758. Our website address is https://pardesbio.com/. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

THE OFFERING

The following summary of the offering contains basic information about the offering and our Common Stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Common Stock, please refer to the section titled “Description of Our Securities.” For additional information concerning the offering, see “Plan of Distribution.”

Shares of Common Stock offered by the Selling Securityholders

Up to an aggregate of 37,170,838 shares of Common Stock held by the Selling Securityholders consisting of:

•  up to 5,500,000 PIPE Shares;

•  up to 5,633,750 shares of Common Stock consisting of Founder Shares and Private Placement Shares; and

•  up to 26,037,088 shares of Common Stock issued in the Business Combination to certain Pardes Equityholders.

Shares of Common Stock outstanding	62,320,924 shares of Common Stock outstanding as of September 30, 2022.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

Nasdaq Ticker Symbol	“PRDS.”

Risk factors	Any investment in the Common Stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

RISK FACTORS

An investment in our securities involves risks and uncertainties. Before making an investment decision regarding our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including those detailed under the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recently completed fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file (not furnish) with the SEC under the Exchange Act, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Documents Incorporated by Reference.” The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, results of operations, financial condition and prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF OUR SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 260,000,000 shares, consisting of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of September 30, 2022, 62,320,924 shares of Common Stock and no shares of preferred stock were outstanding. In addition, as of September 30, 2022, there were outstanding stock options to purchase 9,810,627 shares of Common Stock, with a weighted-average exercise price of $6.11 per share.

Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of the Common Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of Pardes’ directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board or any authorized committee thereof in its discretion out of funds legally available therefor.

Liquidation, Dissolution and Winding Up

In the event of Pardes’ voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of Pardes’ assets of whatever kind available for distribution to stockholders, after the rights of the holders of any the preferred stock have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock.

Preferred Stock

The Board or any authorized committee thereof has the authority, to the fullest extent permitted by law, to issue shares of preferred stock from time to time on such terms as they may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of shares of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on the capital stock of Pardes, diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock of Pardes, or delaying or preventing a change in control of Pardes.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances and the terms and conditions of the Voting Agreement, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. Our Certificate of Incorporation provides that our Board is classified into three classes of directors, each with staggered three-year terms.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect each director to the Board.

Except as the DGCL or the Voting Agreement may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board. All directors will hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of any series of preferred stock and subject to the terms of the Voting Agreement, any director may be removed from office only with cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock then entitled to vote at an election of directors. Any such director proposed to be removed from office is entitled to advance written notice as described in the Certificate of Incorporation. Subject to the terms and conditions of the Voting Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

For more information on the Voting Agreement, see “Selling Securityholders—Material Relationships with Selling Securityholders.”

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy or the presiding officer will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-Takeover Provisions

Anti-takeover effects of certain provisions of our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of Pardes, including the following:

•

Board vacancies. Our Certificate of Incorporation provides that, subject to the terms of the Registration Rights Agreement and the Voting Agreement, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, the number of directors constituting the Board is permitted to be set only by a resolution adopted by a majority vote of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board but promotes continuity of management.

•

Classified board. Our Certificate of Incorporation provides that the Board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Further, our Certificate of Incorporation and Bylaws provide that, except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders may be called only by a majority of the directors then in office, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Pardes.

•

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. Consequently, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors have the right to elect all of the directors standing for election, if they should so choose.

•

Directors removed only for cause. Our Certificate of Incorporation provides that, subject to the rights of any series of preferred stock to elect directors and the terms of the Registration Rights Agreement and the Voting Agreement, stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors.

•	Amendment of Certificate of Incorporation provisions. The amendment or repeal of the above provisions in our Certificate of Incorporation relating to stockholder actions and special meetings of stockholders and Board classification would require approval by holders of at least two-thirds of our outstanding shares of capital stock entitled to vote thereon and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. The amendment or repeal of the above provisions in our Certificate of Incorporation relating to Board vacancies and the removal of directors, as well as the amendment of our Certificate of Incorporation to provide for cumulative voting, would require approval by the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

•

Issuance of undesignated preferred stock. The Board or any authorized committee thereof has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock would enable the Board to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•

Choice of forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (iii) any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; (iv) and action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws; or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Bylaws also provide that the United States District Court for the Southern District of California will, unless we consent in writing to the selection of an alternative forum, be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act (the “Federal Forum Provision”). While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court in California and cannot be brought in state court. Neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, or the underwriters of any offering giving rise to such dispute, which may discourage lawsuits against us and our directors, officers, and other employees and underwriters of any offering giving rise to such claims.

The combination of these provisions will make it more difficult for the existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions that the Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of Pardes to the fullest extent permitted by the DGCL, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the DGCL if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of Pardes or any of its subsidiaries or was serving at Pardes’ request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within thirty days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

The Nasdaq Global Market Listing

Our Common Stock is listed on The Nasdaq Global Market under the symbol “PRDS.”

Transfer Agent

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The address of the transfer agent and registrar is 1 State Street, 30th Floor, New York, New York 10004.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to an aggregate of 37,170,838 shares of Common Stock consisting of (i) Founder Shares and Private Placement Shares, (ii) shares that were issued to the PIPE Investors in the PIPE Investment and (iii) shares issued to certain Pardes Equityholders at the Closing. The Selling Securityholders (other than the Pardes Equityholders, the Sponsor and the former directors of FSDC II) may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Pardes Equityholders, the Sponsor and the former directors of FSDC II that are Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, their permitted transferees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus and based on written representations from the Selling Securityholders, the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. The percentage of beneficial ownership after the offered securities are sold is calculated based on 61,734,343 shares of Common Stock outstanding as of December 31, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their shares of Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, their shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Securities Beneficially Owned prior to the Offering	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Securities are Sold
Selling Securityholders(1)	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	%
Funds associated with Foresite Capital (2)	9,721,492	8,759,072	962,420	1.56%
FS Development Holdings II, LLC (3)	5,543,750	5,543,750	—	—
Daniel Dubin, M.D.(4)	30,000	30,000	—	—
Owen Hughes(5)	30,000	30,000	—	—
Deepika Pakianathan, Ph.D.(6)	30,000	30,000	—	—
GMF Venture LP (7)	2,429,760	2,154,760	275,000	(***	)
JJL Pardes, LLC(8)	1,163,861	1,163,861	—	—
J. Jay Lobell(9)	254,166	200,000	54,166	(***	)
Simon Marciano and Elisheva Marciano(10)	30,913	30,913	—	—
William Grant(11)	20,093	20,093	—	—
Rachel Lasry(12)	3,091	3,091	—	—
Scott Liebman(13)	15,456	15,456	—	—
Sholom Isaacson and Yocheved Isaacson(14)	3,091	3,091	—	—
RA Capital Healthcare Fund, L.P. (15)	4,085,518	2,000,000	2,085,518	3.38%
Gilead Sciences, Inc.(16)	2,000,000	2,000,000	—	—
Funds affiliated with Khosla Ventures(17)	6,151,766	6,151,766	—	—
Uri A. Lopatin, M.D.(+)(18)	5,441,818	5,327,798	114,020	(***	)
Lopatin Descendants’ Trust(19)	351,948	351,948	—	—
Lee Arnold(20)	2,229,004	2,229,004	—	—
Mark Auerbach(+)(21)	124,556	70,390	54,166	(***	)
Michael D. Varney, Ph.D.(+)(22)	124,556	70,390	54,166	(***	)
Brian Kearney(+)(23)	500,866	457,533	43,333	(***	)
Heidi Henson(+)(24)	485,916	316,753	169,163	(***	)
Elizabeth H. Lacy, General Counsel(+)(25)	362,014	211,169	150,845	(***	)

(***)	Less than one percent.
(+)	These shares may only be sold to the extent the shares have vested and the repurchase option in favor of Pardes has lapsed.
(1)	Unless otherwise noted, the business address of each of the Selling Securityholders listed in the table above is 2173 Salk Ave., Suite 250, PMB #052, Carlsbad, CA 92008.
(2)

Consists of (i) 2,455,432 shares of Common Stock held of record by Foresite Capital Opportunity Fund V, L.P., of which 1,792,932 shares were received in connection with the Closing of the Business Combination, 500,000 shares were purchased in the PIPE Investment, and 162,500 were purchased in the market prior to Closing and (ii) 7,266,060 shares of Common Stock held of record by Foresite Capital Fund V, L.P., of which 5,966,140 were received in connection with the Closing of the Business Combination, 500,000 shares purchased in the PIPE Investment, 162,500 shares were purchased in the market prior to Closing, and 637,420 were purchased in open market transactions subsequent to the Closing. The address of the funds associated with Foresite Capital is 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939.

(3)

Consists of (i) 4,941,250 Founder Shares held of record by FS Development Holdings II, LLC and (ii) 602,500 Private Placement Shares held of record by FS Development Holdings II, LLC. The address of FS Development Holdings II, LLC, the Sponsor, is 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939.

(4)	The address of Daniel Dubin, M.D. is 56 Radcliffe Road, Weston, MA 02493.
(5)	The address of Owen Hughes is 31 Candy Hill Lane, Sudbury, MA 01776.
(6)	The address of Deepika Pakianathan, Ph.D. is 145 Fallen Leaf Drive, Hillsborough, CA 94010.
(7)

Consists of (i) 1,854,760 shares of Common Stock received by GMF Pardes LLC in connection with the Closing, which were transferred to GMF Venture LP pursuant to a distribution by GMF Pardes LLC to its members, (ii) 300,000 shares purchased in the PIPE Investment by GMF Pardes LLC, which were transferred to GMF Venture LP pursuant to a distribution by GMF Pardes LLC to its members and (iii) 275,000 shares directly owned by Gary Fegel. Mr. Fegel through affiliated entities is the ultimate beneficial owner of GMF Management LLC, which is the general partner of GMF Venture LP and, as such, Mr. Fegel may be deemed to have voting and investment discretion over shares owned by it. The address of GMF Venture LP is 650 Madison Ave., New York, NY 10022.

(8)

Consists of 1,163,861 shares of Common Stock received by GMF Pardes LLC in connection with the Closing and which were transferred to JJL Pardes, LLC pursuant to a distribution by GMF Pardes LLC to its members. The address of JJL Pardes LLC is 1674 Meridian Ave., Miami Beach, FL 33139.

(9)

Consists of (i) 200,000 shares purchased in the PIPE Investment by GMF Pardes LLC, which were transferred to J. Jay Lobell pursuant to a distribution by GMF Pardes LLC to its members and (ii) 54,166 shares of Common Stock issuable to Mr. Lobell pursuant to options exercisable within 60 days of December 31, 2022. The address of J. Jay Lobell is 1674 Meridian Ave., Miami Beach, FL 33139.

(10)

Consists of 30,913 shares of Common Stock received by GMF Pardes LLC in connection with the Closing, which were transferred to Simon Marciano and Elisheva Marciano pursuant to a distribution by GMF Pardes LLC to its members. The address of Simon Marciano and Elisheva Marciano is 1700 Reisterstown Road, Suite 215, Baltimore, Maryland 21208.

(11)

Consists of 20,093 shares of Common Stock received by GMF Pardes LLC in connection with the Closing, which were transferred to William Grant pursuant to a distribution by GMF Pardes LLC to its members. The address of William Grant is 221 Blackburn Road, Summit, NJ 07901.

(12)

Consists of 3,091 shares of Common Stock received by GMF Pardes LLC in connection with the Closing, which were transferred to Rachel Lasry pursuant to a distribution by GMF Pardes LLC to its members. The address of Rachel Lasry is 113 Lublin Terrace, Lakewood, NJ 08701.

(13)

Consists of 15,456 shares of Common Stock received by GMF Pardes LLC in connection with the Closing, which were transferred to Scott Liebman pursuant to a distribution by GMF Pardes LLC to its members. The address of Scott Liebman is 150 West End Ave., Apt. 9L, New York, NY 10023.

(14)

Consists of 3,091 shares of Common Stock received by GMF Pardes LLC in connection with the Closing, which were transferred to Sholom Isaacson and Yocheved Isaacson pursuant to a distribution by GMF Pardes LLC to its members. The address of Sholom Isaacson and Yocheved Isaacson is 19 Stablemere Ct. Baltimore, MD 21209.

(15)

Consists of (i) 2,085,518 shares of Common Stock held of record by RA Capital Healthcare Fund, L.P. and (ii) 2,000,000 shares of Common Stock purchased in the PIPE Investment by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. (“RACHF”). The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RACHF. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of RA Capital Healthcare Fund, L.P. is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(16)	The address of Gilead Sciences, Inc. is 333 Lakeside Drive, Foster City, CA 94404.
(17)	Consists of (i) 3,400,464 shares of Common Stock received in connection with the Closing of the Business Combination by Khosla Ventures Seed D, LP and (ii) 2,751,302 shares of Common Stock received in connection with the Closing of the Business Combination by Khosla Ventures VII, LP. The address of the funds associated with Khosla Ventures is 2128 Sand Hill Rd., Menlo Park, CA 94025.
(18)

Consists of (i) 5,327,798 shares of Common Stock received by Dr. Lopatin in connection with the Closing, of which 1,407,794 shares remain subject to a right of repurchase at March 1, 2023 and (ii) 114,020 shares of Common Stock issuable to Dr. Lopatin pursuant to options exercisable within 60 days of December 31, 2022.

(19)	Consists of 351,948 shares of Common Stock received by the Lopatin Descendants’ Trust in connection with the Closing.
(20)	Consists of 2,229,004 shares of Common Stock received by Lee D. Arnold, Ph.D. in connection with the Closing. The address of Dr. Arnold is P.O. Box 12, Rancho Santa Fe, CA 92067.
(21)

Consists of (i) 70,390 restricted shares of Common Stock received by Mr. Auerbach in connection with the Closing, of which 33,729 shares remain subject to a right of repurchase at March 1, 2023 and (ii) 54,166 shares of Common Stock issuable to Mr. Auerbach pursuant to options exercisable within 60 days of December 31, 2022.

(22)

Consists of (i) 70,390 restricted shares of Common Stock received by Dr. Varney in connection with the Closing, of which 30,064 shares remain subject to a right of repurchase at March 1, 2023 and (ii) 54,166 shares of Common Stock issuable to Mr. Varney pursuant to options exercisable within 60 days of December 31, 2022.

(23)

Consists of (i) 457,533 restricted shares of Common Stock received by Dr. Kearney in connection with the Closing, of which 181,107 shares remain subject to a right of repurchase at March 1, 2023 and (ii) 43,333 shares of Common Stock issuable to Dr. Kearney pursuant to options exercisable within 60 days of December 31, 2022.

(24)

Consists of (i) 316,753 restricted shares of Common Stock received by Ms. Henson in connection with the Closing, of which 107,785 shares remain subject to a right of repurchase at March 1, 2023 and (ii) 169,163 shares of Common Stock issuable to Ms. Henson pursuant to options exercisable within 60 days of December 31, 2022.

(25)

Consists of (i) 211,169 restricted shares of Common Stock received by Ms. Lacy in connection with the Closing, of which 83,588 shares remain subject to a right of repurchase at March 1, 2023 and (ii) 150,845 shares of Common Stock issuable to Ms. Lacy pursuant to options exercisable within 60 days of December 31, 2022.

Material Relationships with Selling Securityholders

Below is a description of material relationships in the past three years between us, our predecessors or affiliates and certain Selling Stockholders.

Pardes Related Party Transactions

Registration Rights Agreement

On the Closing Date, FSDC II, Old Pardes, the FSDC II Investors and the Major Pardes Investors entered into a Registration Rights Agreement, pursuant to which, among other things, the FSDC II Investors and the Major Pardes Investors and their permitted transferees (collectively, the “Investors”) were granted certain customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that Pardes will pay certain expenses relating to such registration and further provides that Pardes will indemnify the Investors in the event of material misstatements or omissions attributable to Pardes in any registration statement registering securities held by the Investors, and that the Investors will indemnify Pardes for material misstatements or omissions attributable to the Investors in any registration statement registering securities held by the Investors.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Voting Agreement

On the Closing Date, Pardes, the Sponsor and certain holders of our Common Stock (collectively, the “Voting Parties”) entered into the Voting Agreement, pursuant to which each Voting Party agreed to vote all voting securities of Pardes that it owns from time to time and that it may vote in an election of Pardes’ directors in accordance with the provisions of the Voting Agreement.

Pursuant to the Voting Agreement, through the consummation of the 2024 annual stockholders meeting, at each annual or special meeting of stockholders of Pardes for the election of Class III directors, Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement or other applicable announcement to its stockholders), one individual to serve as a Class III director, provided, however, such right automatically terminates on the date on which Sponsor owns less than 1,385,937 shares of Common Stock (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event). Sponsor shall only have one nominee serving as a Class III director at any time during the term of the Voting Agreement. If Sponsor ceases to be entitled to nominate any directors, then such directors shall be nominated by the Board and approved by the holders of the outstanding shares of Common Stock.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted by the DGCL.

GMF Pardes LLC Related Person Transaction

In connection with the Business Combination, as part of the PIPE Investment, GMF Pardes LLC, an affiliate of our director J. Jay Lobell entered into a subscription agreement to purchase an aggregate of 500,000 shares of Common Stock at a purchase price of $10 per share in a private placement.

FSDC II Related Person Transactions

On August 26, 2020, Sponsor purchased an aggregate 2,875,000 Founder Shares for a total purchase price of $25,000, or approximately $0.009 per share. On January 22, 2021, Sponsor transferred 30,000 Founder Shares to each of Daniel Dubin, M.D., Owen Hughes and Deepa Pakianathan, Ph.D., at their original per-share purchase price, for an aggregate of 90,000 Founder Shares transferred. On February 5, 2021, we effected a 1:11/2 stock split of the FSDC II Class B Common Stock and on February 16, 2021, we effected a 1:11/6 stock split of the FSDC II Class B common stock, resulting in Sponsor holding an aggregate of 4,941,250 Founder Shares and there being an aggregate of 5,031,250 Founder Shares outstanding. The number of Founder Shares outstanding was determined based on the expectation that the total size of the FSDC II IPO would be a maximum of 20,125,000 shares of FSDC II Class A Common Stock if the underwriters’ over-allotment option was exercised in full, and therefore that such Founder Shares would represent 20% of the issued and outstanding shares of common stock (excluding the Private Placement Shares) after such offering.

Sponsor purchased 602,500 Private Placement Shares at a price of $10 per share, or $6,602,500 in the aggregate, in a private placement that closed simultaneously with the FSDC II IPO.

Until the Closing, FSDC II utilized office space at 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939 belonging to Sponsor. Following the closing of the FSDC II IPO, FSDC II paid an affiliate of Sponsor

$10,000 per month for office space, secretarial and administrative services provided to members of its management team pursuant to the terms of an administrative services agreement between FSDC II and Sponsor, which terminated as of the Closing.

Sponsor and FSDC II’s executive officers and directors were reimbursed for any out-of-pocket expenses incurred in connection with activities on FSDC II’s behalf in connection with the completion of an initial business combination, such as identifying potential target businesses and performing due diligence on suitable business combinations. FSDC II’s audit committee reviewed on a quarterly basis all payments that were made to Sponsor, officers, directors or its or their affiliates. No compensation of any kind, including finder’s and consulting fees, were paid by FSDC II to Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination.

Sponsor loaned FSDC II $200,000 to be used for a portion of the expenses of the FSDC II IPO. These loans were non-interest bearing and were payable upon the closing of the FSDC II IPO. These loans were fully repaid on February 19, 2021.

In connection with the Business Combination, as part of the PIPE Investment, certain affiliates of Sponsor have entered into subscription agreements to purchase an aggregate of 1,000,000 shares of Common Stock at a purchase price of $10 per share in a private placement.

Previously, FSDC II entered into a registration rights agreement (the “prior registration rights agreement”) with respect to the Founder Shares and Private Placement Shares. The holders of these securities were entitled to make up to three demands, excluding short form demands, that FSDC II register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of FSDC II’s initial business combination. FSDC II was required to bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Closing, the FSDC II Investors and certain other stockholders entered into the Registration Rights Agreement with FSDC II and Pardes that replaced the prior registration rights agreement. For more information on the Registration Rights Agreement, see “ — Pardes Related Party Transactions — Registration Rights Agreement.”

In connection with the execution of the Merger Agreement, the FSDC II Investors entered into support agreements with FSDC II, Old Pardes and Sponsor. Under such support agreements, each such stockholder agreed to vote, at any meeting of the stockholders of FSDC II, and in any action by written consent of the stockholders of FSDC II, all of such stockholder’s FSDC II Class B Common Stock of FSDC II (i) in favor of (A) the Merger Agreement, (B) certain proposals requiring approval by the stockholders of FSDC II in connection with the Business Combination, and (C) the transactions contemplated by the Merger Agreement and a Company Support Agreement entered into between FSDC II and certain stockholders of FSDC II listed on the signature pages thereto (the “Company Support Agreement”), and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and the approval of such stockholder proposals. In addition, the Company Support Agreement prohibited each such stockholder from, among other things, selling, assigning or transferring any FSDC II Class B Common Stock held by such stockholder or taking any action that would prevent or disable such stockholder from performing its obligations under the Company Support Agreement.

In addition, in connection with the Closing, Sponsor and certain other stockholders entered into a Voting Agreement with Pardes. For more information on the Voting Agreement, see “ — Pardes Related Party Transactions — Voting Agreement.”

Old Pardes Related Person Transactions

Series A Preferred Stock Financing

On January 26, 2021, Old Pardes concluded the closing of its Series A Preferred Stock financing, pursuant to its Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”), at which Old Pardes issued an aggregate of 13,756,122 shares (9,771,425 shares as originally issued) of Series A Preferred Stock at a purchase price of $4.5541 per share, 3,967,207 shares (2,818,034 shares as originally issued) of Series A-1 Preferred Stock at a purchase price of $1.2420 per share, 852,908 shares (605,850 shares as originally issued) of Series A-2 Preferred Stock at a purchase price of $2.4841 per share and 1,024,956 shares (728,058 shares as originally issued) of Series A-3 Preferred Stock at a purchase price of $2.8981 per share (collectively, the “Series A Preferred Stock”). In connection with the Series A Purchase Agreement, certain holders of Old Pardes’ capital stock exchanged Simple Agreements for Future Equity (“SAFEs”) held by such holders for Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement. Khosla Ventures D, LP, a holder of more than 5% of Old Pardes’ capital stock, and Sara Lopatin, an immediate family member of Old Pardes’ then-chief executive officer, Uri A. Lopatin, M.D., exchanged SAFEs in the following amounts in connection with the Series A Purchase Agreement:

Name of Old Pardes Affiliate	Number of Shares of Series A-1 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-1 Preferred Stock	Number of Shares of Series A-2 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-2 Preferred Stock	Number of Shares of Series A-3 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-3 Preferred Stock
Khosla Ventures Seed D, LP	2,415,458	$3,000,000	—	—	—	—
Sara Lopatin	—	—	40,256	$100,000	17,252	$50,000

Entities affiliated with Sponsor and FSDC II’s officers and directors owned 7,759,113 shares (5,511,517 shares as originally issued) of Series A Preferred Stock of Old Pardes, acquired at a purchase price of $4.5541 per share, or approximately $25,100,000 in the aggregate. Such shares would be valued (on an as-converted basis) at approximately $77,590,720 at the conversion ratio of 1.4078 of Old Pardes’ shares to Common Stock in the Merger as of December 23, 2021, based on a $10 per share price of the Common Stock in the PIPE Investment.

SAFE Agreement

On July 20, 2020 and December 11, 2020, Old Pardes entered into two SAFE Agreements with Sara Lopatin, an immediate family member of Old Pardes’ then chief executive officer, Uri A. Lopatin, M.D., in an aggregate amount of $150,000.

Convertible Notes

On November 15, 2021, Old Pardes entered into a convertible note purchase agreement (the “Note Purchase Agreement”) providing for the purchase and sale of up to $25 million of unsecured convertible promissory term notes (the “Convertible Notes”). On November 15, 2021, Old Pardes issued Convertible Notes for an aggregate principal amount of $10 million to certain of our stockholders affiliated with Sponsor and FSDC II. The Convertible Notes accrued interest at the annual rate of 4% per annum and had a stated maturity date of October 31, 2022. The Convertible Notes were due and payable at the earlier of the Closing and the closing of a “corporate transaction,” (as defined in the Note Purchase Agreement) and at any time on or after the maturity date at our election or upon demand of a purchaser. Pardes used proceeds from the Business Combination to repay outstanding principal amounts and accrued and unpaid interest under the outstanding Convertible Notes as of the Closing. The Convertible Notes were repaid in full at Closing.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned shares of our restricted Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned shares of our restricted Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our Common Stock then outstanding; or

•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

We are registering the possible offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to an aggregate of 37,170,838 shares of Common Stock that were issued to (i) PIPE Investors in a private placement in connection with the Closing, (ii) Sponsor or its Affiliates prior to the Closing, (iii) certain Pardes Equityholders in connection with the Closing. We are also registering the possible offer and sale from time to time of any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-

dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our Common Stock is listed on Nasdaq under the symbol “PRDS.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed to use our commercially reasonable efforts to maintain the effectiveness of this registration statement (a) until the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement, (ii) the date as of which (A) all of the securities registrable under the Registration Rights Agreement have been sold pursuant to the registration statement or (B) the holders of all securities subject to the Registration Rights Agreement are permitted to sell the securities under Rule 144 (or any similar provision) without limitation on the amount of securities sold or the manner of sale; provided that with respect to any investor party to the Registration Rights Agreement, such investor will have no rights under the Registration Rights Agreement and all obligations of Pardes to such investor under the Registration Rights Agreement shall terminate upon the earlier of (x) the date such investor ceases to hold at least 1% of the securities subject to such Registration Rights Agreement or (y) if such investor is an individual and such investor is a director or an executive officer of Old Pardes or FSDC II as of immediately prior to the consummation of the Business Combination, the date when such investor is permitted to sell the securities under Rule 144 (or any similar provision) without limitation on the amount of securities sold or the manner of sale and (b) with respect to the PIPE Investors, until the earliest of (i) the third anniversary of the closing of the Closing, (ii) the date on which the PIPE Investor ceases to hold any shares of Common Stock issued pursuant to a subscription agreement between the PIPE Investor and FSDC II, or (iii) on the first date on which the PIPE Investor can sell all of its shares of Common Stock issued pursuant to a subscription agreement between the PIPE Investor and FSDC II(or shares received in exchanged therefor) under Rule 144 without limitations.

LEGAL MATTERS

The validity of the Common Stock to be offered in connection with this prospectus has been passed upon by Fenwick & West LLP.

EXPERTS

The consolidated financial statements of Pardes Biosciences, Inc. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from February 27, 2020 (inception) through December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://pardesbio.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, in this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference herein is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (as filed with the SEC on May 10, 2022), June 30, 2022 (as filed with the SEC on August 15, 2022), and September 30, 2022 (as filed with the SEC on November 7, 2022);

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2022, March 2, 2022, June 9, 2022, June 10, 2022, September 13, 2022, September 14, 2022, and October 17, 2022; and

•

the description of our common stock contained in our registration statement on Form 8-A/A (File No. 001-40067), filed by Registrant with the SEC under Section 12(b) of the Exchange Act on December 23, 2021.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008, telephone (415) 649-8758. We will not, however, send exhibits to those documents unless the exhibits are specifically incorporated by reference in those documents.

You may obtain copies of these documents, at no cost to you, from the Investors page of our website (www.pardesbio.com) at https://ir.pardesbio.com/financial-information/sec-filings.

Up to 37,170,838 Shares of Common Stock

PROSPECTUS

            , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses that will be paid by us in connection with the distribution of the securities being registered. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$	*
Accounting fees and expenses		30,000
Legal fees and expenses		50,000
Miscellaneous fees and expenses		5,000

Total expenses		$85,000

*	Previously paid.

ITEM 15.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our second amended and restated certificate of incorporation, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or unlawful stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our second amended and restated certificate of incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our amended and restated bylaws provide that we will indemnify each director and officer who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or other proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of Pardes) by reason of the fact that he or she is or was a director or officer of Pardes, or is or was serving at our request as a director, officer, partner, employee, trustee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provide that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our second amended and restated certificate of incorporation and our amended and restated bylaws.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Number	Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
2.1†	Merger Agreement, dated as of June 29, 2021, by and among Pardes Biosciences, Inc., Shareholder Representative Services LLC, FS Development Corp. II, and Orchard Merger Sub, Inc.		Form S-4 (Annex A to the Proxy Statement/Prospectus)	August 4, 2021	333-258442

2.2	Amendment No. 1 to Merger Agreement, dated as of November 7, 2021, by and among Pardes Biosciences, Inc., Shareholder Representative Services LLC, FS Development Corp. II, and Orchard Merger Sub, Inc.		Exhibit 2.1 to Form 8-K	November 9, 2021	001-40067

3.1	Second Amended and Restated Certificate of Incorporation of FS Development Corp. II		Exhibit 3.1 on Form 8-A12B/A	December 23, 2021	001-40067

3.2	Amended and Restated Bylaws of Pardes Biosciences, Inc.		Exhibit 3.2 on Form 8-A12B/A	December 23, 2021	001-40067

4.1	Form of Specimen Common Stock Certificate		Exhibit 4.1 on Form S-4/A	November 17, 2021	333-258442

4.2	Description of Pardes Biosciences Inc.’s securities registered under Section 12		Form 8-A12B/A	December 23, 2021	001-40067

4.3	Registration Rights Agreement, dated December 23, 2021, by and among Pardes Biosciences, Inc. and the stockholders party thereto		Exhibit 10.1 on Form 8-A12B/A	December 23, 2021	001-40067

4.4	Voting Agreement, dated December 23, 2021, by and among Pardes Biosciences, Inc. and the other parties thereto		Exhibit 10.2 on Form 8-K	December 30, 2021	001-40067

4.5	Form of Subscription Agreement		Form S-4 (Annex F to the Proxy Statement/Prospectus)	August 4, 2021	333-258442

5.1	Opinion of Fenwick & West LLP	x

Exhibit Number	Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

23.1	Consent of KPMG LLP, independent registered accounting firm for Pardes Biosciences, Inc.	x

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1 hereto)	x

24.1	Power of Attorney (included on signature page)	x

†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

F.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on January 11, 2023.

Pardes Biosciences, Inc.

By:	/s/ Thomas G. Wiggans
Name:	Thomas G. Wiggans
Title:	Chief Executive Officer and Chair of the Board of Directors

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Thomas G. Wiggans and Heidi Henson, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post- effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Registration Statement on Form S-3 has been signed below by the following persons in the capacities and dates indicated below.

Name	Position	Date
/s/ Thomas G. Wiggans	Chief Executive Officer and Chair of	Dated: January 11, 2023
Thomas G. Wiggans	the Board of Directors
(Principal Executive Officer)

/s/ Heidi Henson	Chief Financial Officer	Dated: January 11, 2023
Heidi Henson	(Principal Financial and Accounting Officer)

/s/ Mark Auerbach	Director	Dated: January 11, 2023
Mark Auerbach

/s/ Deborah M. Autor	Director	Dated: January 11, 2023
Deborah M. Autor

/s/ Laura J. Hamill	Director	Dated: January 11, 2023
Laura J. Hamill

Name	Position	Date
/s/ J. Jay Lobell	Director	Dated: January 11, 2023
J. Jay Lobell

/s/ Uri A. Lopatin, M.D.	Director	Dated: January 11, 2023
Uri A. Lopatin, M.D.

/s/ John C. Pottage, Jr., M.D.	Director	Dated: January 11, 2023
John C. Pottage, Jr., M.D.

/s/ Laurie Smaldone Alsup, M.D.	Director	Dated: January 11, 2023
Laurie Smaldone Alsup, M.D.

/s/ James B. Tananbaum, M.D.	Director	Dated: January 11, 2023
James B. Tananbaum, M.D.

/s/ Michael D. Varney, Ph.D.	Director	Dated: January 11, 2023
Michael D. Varney, Ph.D.